UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
_________________________________________

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TerraForm Power, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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200 Liberty Street, 14th Floor
New York, New York 10281

SUPPLEMENT NO. 2 TO PROXY STATEMENT

This Supplement No. 2 to Proxy Statement, dated June 10, 2019 (this “Supplement No. 2”), supplements the proxy statement, dated and filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 30, 2019 (the “Proxy Statement”), of TerraForm Power, Inc. (the “Company”), as supplemented by the Supplement to Proxy Statement, dated and filed with the SEC on May 28, 2019 (“Supplement No. 1”).  This Supplement No. 2 provides updated information with respect to the Company’s 2019 Annual Meeting of Stockholders (the “Annual Meeting”), to be held on June 20, 2019 at 3:30 p.m., Eastern time, via live webcast at www.virtualshareholdermeeting.com/TERP19.

As described in Supplement No. 1, Institutional Shareholder Services Inc. (“ISS”), a proxy advisory firm that offers proxy voting recommendations to institutional investors, issued a report on May 9, 2019 recommending that stockholders WITHHOLD votes with respect to three of the Company’s directors who serve on the Nominating and Corporate Governance Committee of the Company’s Board of Directors (the “Board”). ISS’s report indicated that this recommendation was based on “the board’s failure to remove, or subject to a sunset requirement, the supermajority vote requirement to enact certain changes to the charter which adversely impacts shareholder rights.”

The Board continues to believe that for companies with a controlling stockholder, such as the Company, a supermajority voting requirement protects minority stockholders by ensuring they have meaningful input in respect of certain decisions, instead of the vote of the controlling stockholder dictating the result. However, in an effort to ensure that the Company’s policies are aligned with stockholder interests and corporate governance best practices, the Board has unanimously expressed its intention to submit a proposal to its stockholders at the 2020 annual meeting to amend the Company’s charter to ensure that the supermajority voting provisions are subject to a sunset requirement. Prior to being submitted to stockholders for approval in 2020, this proposal will be subject to final review and approval by both the Board and the Conflicts Committee of the Board.

This Supplement No. 2 does not change any of the proposals to be acted upon at the Annual Meeting. The Board continues to support its recommendations to stockholders to vote for all proposals included in the Proxy Statement. If you previously submitted a proxy or voting instructions and wish to change your vote, you may do so by following the instructions for voting contained in the Proxy Statement. If you previously submitted your proxy or voting instructions and do not wish to change your vote, no further action is required by you at this time.  The Company encourages all stockholders who have not yet voted to do so before the Annual Meeting by following the instructions contained in the Proxy Statement.  As further described in the Proxy Statement, you may vote by internet, by telephone or by mail.  If you vote on the internet or by telephone, you do not need to return your proxy card or voting instruction form. Internet and telephone voting for stockholders will be available 24 hours a day and will close at 11:59 p.m., Eastern time, on June 19, 2019.